Exhibit 10.1
AMENDMENT NO. 3
TO
THIRD AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
ASHFORD HOSPITALITY LIMITED PARTNERSHIP

March 21, 2008
     This Amendment No. 3 to Third Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership (this “Amendment”) is made as of the date first set forth above by Ashford OP General Partner, LLC, a Delaware limited liability company, as general partner (the “General Partner”) of Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “Partnership”), pursuant to the authority granted to the General Partner in the Third Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated as of May 7, 2007, as amended by Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated as of July 18, 2007, and Amendment No. 2 to the Third Amended and Restated Agreement of Limited Partnership, dated as of February 6, 2008 (as so amended, the “Partnership Agreement”), for the purpose of issuing additional Partnership Units in the form of Long Term Incentive Units (“LTIP Units”). Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.
     WHEREAS, Section 11.1(b) of the Partnership Agreement permits the General Partner, without the consent of the Limited Partners, to amend the Partnership Agreement for the purpose of setting forth and reflecting in the Partnership Agreement the admission, substitution or withdrawal of Limited Partners or the issuance of additional Partnership Interests pursuant to Section 4.3(a) of the Partnership Agreement;
     WHEREAS, the General Partner desires to so amend the Partnership Agreement as of the date first set forth above;
     WHEREAS, pursuant to the Ashford Hospitality Trust, Inc. Amended and Restated 2003 Stock Incentive Plan, as amended and/or one or more successor or additional equity incentive plans or programs that the Company may adopt after the date hereof, as amended (each individually and all of them collectively, as the context requires, the “Plan”), the Company and the General Partner resolved to grant to executives of the Company and its subsidiaries, including the Partnership, Other Stock-Based Awards (as defined in the Plan), which include the issuance to such executives of a Partnership Interest having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein, such Partnership Interest to be expressed as a number of Partnership Units to be referred to as Long Term Incentive Units (“LTIP Units”); and
     WHEREAS, the issuance of LTIP Units is permitted by Section 4.3(a) of the Partnership Agreement.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner has set forth in this Amendment pursuant to its authority under Sections 4.3(a) and 6.1(t) of the Partnership Agreement the following description of the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion of a class and series of Partnership Interest which shall be referred to as “LTIP Units”:
     1. Article I of the Partnership Agreement is hereby amended to add the following definitions:
     “Adjustment Event” shall have the meaning set forth in Section 4.3(d) hereof.
     “Capital Account Limitation” shall have the meaning set forth in Section 7.9(b) hereof.
     “Common Partnership Unit Distribution” shall have the meaning set forth in Section 4.3(d) hereof.
     “Common Partnership Unit Economic Balance” shall have the meaning set forth in Section 5.5 hereof.
     “Constituent Person” shall have the meaning set forth in Section 7.9(f) hereof.
     “Conversion Date” shall have the meaning set forth in Section 7.9(b) hereof.
     “Conversion Notice” shall have the meaning set forth in Section 7.9(b) hereof.
     “Conversion Right” shall have the meaning set forth in Section 7.9(a) hereof.
     “Distribution Payment Date” shall mean the dates upon which the General Partner makes distributions in accordance with Section 8.1 hereof.
     “Economic Capital Account Balance” shall have the meaning set forth in Section 5.5 hereof.
     “Forced Conversion” shall have the meaning set forth in Section 7.9(c) hereof.
     “Forced Conversion Notice” shall have the meaning set forth in Section 7.9(c) hereof.
     “Full Distribution Amount” shall have the meaning set forth in Section 8.1(a) hereof.

     “Ineligible Unit” shall have the meaning set forth in Section 5.5 hereof.
     “LTIP Unit” shall mean a Partnership Unit that is designated as an LTIP Unit and which has the rights, preferences and other privileges designated in Sections 4.3(d) and 4.3(e) hereof and elsewhere in the Partnership Agreement in respect of LTIP Unitholders. The allocation of LTIP Units among the Partners shall be set forth on Exhibit A, as may be amended from time to time.
     “LTIP Unitholder” shall mean a Partner that holds LTIP Units.
     “Target Balance” shall have the meaning set forth in Section 5.5(a) hereof.
     “Unit Transaction” shall have the meaning set forth in Section 7.9(f) hereof.
     “Unvested Incentive Units” shall have the meaning set forth in Section 4.3(e)(i) hereof.
     “Vested LTIP Units” shall have the meaning set forth in Section 4.3(e)(i) hereof.
     “Vesting Agreement” shall mean each or any, as the context implies, Long Term Incentive Plan (LTIP) Vesting Agreement entered into by a LTIP Unitholder upon acceptance of an award of LTIP Units under the Plan (as such agreement may be amended, modified or supplemented from time to time).
     2. Article I is hereby amended to amend and restate the following definitions in their entirety as follows:
     “Common Percentage Interest” shall mean the percentage ownership interest in the Common Partnership Units of each Partner, as determined by dividing the Common Partnership Units owned by a Partner by the total number of Common Partnership Units then outstanding, subject to Sections 4.3(d) and 4.3(e) which treat LTIP Units as Common Partnership Units for this purpose.
     “Partnership Unit” shall mean a Common Partnership Unit, a Preferred Partnership Unit, an LTIP Unit, or an other fractional, undivided share of the Partnership Interests that the General Partner has authorized pursuant to this Agreement. The Partnership Units of the Partners shall be set forth on Exhibit A, as may be amended from time to time.
     3. Article I is hereby amended by adding the following paragraph to the end thereof:

     For purposes of this Agreement, the term “Common Partnership Unit” includes the term “Common Unit”, the term “Preferred Partnership Unit” includes the term “Preferred Unit”, and the term “Partnership Unit” includes the term “Unit.”
     4. The following subsections (d) and (e) shall be appended to Section 4.3 of the Partnership Agreement:
     (d) LTIP UNITS. The General Partner may from time to time issue LTIP Units to Persons who provide services to the Partnership, for such consideration as the General Partner may determine to be appropriate, and admit such Persons as Limited Partners. The Capital Accounts of such LTIP Unitholders shall be credited with the amount of their respective Capital Contributions pursuant to Section 5.3. Except to the extent a Capital Contribution is made with respect to an LTIP Unit, an LTIP Unit is intended to qualify as a “profits interest” in the Partnership. Subject to the provisions of Sections 4.3(d) and 4.3(e) and the special provisions of Sections 5.5, 7.9 and 7.10, LTIP Units shall be treated as Common Partnership Units, with all of the rights, privileges and obligations attendant thereto. For purposes of computing the Common Percentage Interests, holders of LTIP Units shall be treated as Common Partnership Unitholders and LTIP Units shall be treated as Common Partnership Units. In particular, the Partnership shall comply with the following procedures:
     (i) If an Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain a one-for-one conversion and economic equivalence ratio between Common Partnership Units and LTIP Units. The following shall be “Adjustment Events”: (A) the Partnership makes a distribution on all outstanding Common Partnership Units in Partnership Units, (B) the Partnership subdivides the outstanding Common Partnership Units into a greater number of units or combines the outstanding Common Partnership Units into a smaller number of units, or (C) the Partnership issues any Partnership Units in exchange for its outstanding Common Partnership Units by way of a reclassification or recapitalization of its Common Partnership Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to Ashford OP Limited Partner, LLC in respect of a capital contribution to the Partnership of proceeds from the sale of securities by the Company. If the Partnership takes an action affecting the Common Partnership Units other than actions specifically described above as “Adjustment Events” and in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by the Plan, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units as herein provided the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each LTIP Unitholder setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment; and
     (ii) Subject to the provisions of Section 10.4, the LTIP Unitholders shall, in respect of each Distribution Payment Date, when, as and if authorized and declared by the General Partner out of assets legally available for that purpose, be entitled to receive distributions in an amount per LTIP Unit equal to the distributions per Common Partnership Unit (the “Common Partnership Unit Distribution”), paid to holders of record on the same Partnership Record Date established by the General Partner with respect to such Distribution Payment Date. The term “Newly Issued Common Unit” shall be deemed to include LTIP Units issued during a Distribution Period and Section 8.1(a) shall apply in full to LTIP Units. During any Distribution Period, so long as any LTIP Units are outstanding, except upon liquidation of the Partnership and as provided in the following sentence and Section 10.4, no distributions (whether in cash or in kind) shall be authorized, declared or paid on Common Partnership Units, unless equal distributions have been or contemporaneously are authorized, declared and paid on the LTIP Units for such Distribution Period.
     The LTIP Units shall rank pari passu with the Common Partnership Units as to the payment of regular and special periodic or other distributions and distribution of assets upon liquidation, dissolution or winding up, provided upon liquidation the amount distributed with respect to a LTIP Unit shall be limited to the related Capital Account balance as provided by Section 10.4. As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any class or series of Partnership Units or Partnership Interests which by its terms specifies that it shall rank junior to, on a parity with, or senior to the Common Partnership Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the LTIP Units. Subject to the terms of any Vesting Agreement, a LTIP Unitholder shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of Common Partnership Units are entitled to transfer their Common Partnership Units pursuant to Article IX.
     (e) LTIP Units shall be subject to the following special provisions:
     (i) VESTING AGREEMENTS. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a Vesting Agreement. The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the Plan, if applicable. LTIP Units that have vested under the terms of a Vesting Agreement are referred to as “Vested LTIP Units”; all other LTIP Units shall be treated as “Unvested Incentive Units.”
     (ii) FORFEITURE. Unless otherwise specified in the Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in the right of the Partnership to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Partnership exercises such right to repurchase or forfeiture in accordance with the applicable Vesting Agreement, then the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date prior to the effective date of the forfeiture. In connection with any repurchase or forfeiture of LTIP Units, the balance of the portion of the Capital Account of the LTIP Unitholder that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the Target Balance contemplated by Section 5.5, calculated with respect to the LTIP Unitholder’s remaining LTIP Units, if any, with such reduction being accomplished by an allocation of gross deductions or losses to the applicable LTIP Unitholder.
     (iii) ALLOCATIONS. LTIP Units shall generally be treated as Common Partnership Units for purposes of Article V, but LTIP Unitholders shall also be entitled to certain special allocations of gain under Section 5.5.

     (iv) REDEMPTION. The Redemption Right provided to Limited Partners under Section 7.4 shall not apply with respect to LTIP Units unless and until they are converted to Common Partnership Units as provided in clause (vi) below and Section 7.9.
     (v) LEGEND. Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation any Vesting Agreement, apply to the LTIP Unit.
     (vi) CONVERSION TO COMMON PARTNERSHIP UNITS. Vested LTIP Units are eligible to be converted into Common Partnership Units under Section 7.9.
     (vii) VOTING. LTIP Units shall have the voting rights provided in Section 7.10.
     (viii) ISSUANCE. An LTIP Unit shall be considered issued to an LTIP Unitholder upon the later to occur of: (i) execution of a counterpart signature page to this Agreement, unless such Person is already a Limited Partner, (ii) execution by such LTIP Unitholder and the Partnership of a Vesting Agreement with respect to such LTIP Unit, if applicable, and (iii) payment to the Partnership of the Capital Contribution, if any, provided for in the related Vesting Agreement.
     5. The following Section 5.5 shall be appended to Article V of the Partnership Agreement:
     Section 5.5 SPECIAL ALLOCATION OF GAIN TO LTIP UNITHOLDERS. Notwithstanding the provisions of Section 5.1 above, but subject to the prior allocation of income, gain, deduction and loss under the terms of the Agreement in respect of any class of Partnership Interests ranking senior to the LTIP Units with respect to return of capital or any preferential or priority return, any net capital gains realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital gain realized in connection with an adjustment to the Agreed Value of Partnership assets under Section 704(b) of the Code, shall first be allocated to the LTIP Unitholders until the Economic Capital Account Balances of such Limited Partners, to the extent attributable to their ownership of LTIP Units, are equal to (i) the Common Partnership Unit Economic Balance, multiplied by (ii) the number of their LTIP Units. For this purpose, the “Economic Capital Account Balances” of the LTIP Unitholders will be equal to their Capital Account balances, plus the amount of their shares of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to their ownership of LTIP Units. Similarly, the “Common Partnership Unit Economic Balance” shall mean (i) the Capital Account Balance of Ashford OP Limited Partner, LLC, plus the amount of Ashford OP Limited Partner, LLC’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to Ashford OP Limited Partner, LLC’s ownership of Common Partnership Units and computed on a hypothetical basis after taking into account all allocations under Article V through the date on which any allocation is made under this Section 5.5, divided by (ii) the number of Ashford OP Limited Partner, LLC’s Partnership Common Partnership Units (with respect to each holder, the “Target Balance”). Any such allocations shall be made among the LTIP Unitholders in proportion to the amounts required to be allocated to each under this Section 5.5, provided, however, that no amounts will be allocated with respect to any particular LTIP Unit (each, an “Ineligible Unit”) until all special allocations pursuant to Part A of Exhibit B with respect to such LTIP Unit have been reversed to the extent required by paragraph 9 of Part A of Exhibit B. If, notwithstanding the foregoing, not all LTIP Units (including Ineligible Units) are fully booked up, an LTIP Unitholder may determine how net capital gains shall be allocated among such LTIP Unitholder’s LTIP Units (other than Ineligible Units); provided, however, if such LTIP Unitholder does not make such a determination, net capital gains shall generally be allocated so that the Economic Capital Account Balance of the maximum amount of Vested LTIP Units held by such LTIP Unitholder is equal to the Common Partnership Unit Economic Balance on a per Unit basis; provided, further, that such net capital gains may only be allocated to LTIP Units that are held by such LTIP Member on the date of the allocation under this Section 5.5. The parties agree that the intent of this Section 5.5 is to make the Capital Account balances of the LTIP Unitholders with respect to their LTIP Units economically equivalent to the Capital Account balance of Ashford OP Limited Partner, LLC (on a per-Partnership Unit basis) with respect to its Common Partnership Units.
     6. The following Section 7.9 shall be appended to Article VII of the Partnership Agreement.
     Section 7.9 CONVERSION OF LTIP UNITS.
     (a) An LTIP Unitholder shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into Common Partnership Units; provided, however, that a holder may not exercise the Conversion Right for less than one thousand (1,000) Vested LTIP Units or, if such holder holds less than one thousand Vested LTIP Units, all of the Vested LTIP Units held by such holder. LTIP Unitholders shall not have the right to convert Unvested Incentive Units into Common Partnership Units until they become Vested LTIP Units; provided, however, that when a LTIP Unitholder is notified of the expected occurrence of an event that will cause his or her Unvested Incentive Units to become Vested LTIP Units, such LTIP Unitholder may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the LTIP Unitholder, shall be accepted by the Partnership subject to such condition. The General Partner shall have the right at any time to cause a conversion of Vested LTIP Units into Common Partnership Units. In all cases, the conversion of any LTIP Units into Common Partnership Units shall be subject to the conditions and procedures set forth in this Section 7.9.

     (b) A holder of Vested LTIP Units may convert such LTIP Units into an equal number of fully paid and non-assessable Common Partnership Units, giving effect to all adjustments (if any) made pursuant to Sections 4.3(d), 4.3(e) and 5.5. Notwithstanding the foregoing, in no event may a holder of Vested LTIP Units convert a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such LTIP Unitholder, to the extent attributable to its ownership of LTIP Units, divided by (y) the Common Partnership Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”).
     In order to exercise his or her Conversion Right, a LTIP Unitholder shall deliver a notice (a “Conversion Notice”) in the form attached as Exhibit M (with a copy to the General Partner) not less than 10 nor more than 60 days prior to a date (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the General Partner has not given to the LTIP Unitholders notice of a proposed or upcoming Unit Transaction (as defined below) at least thirty (30) days prior to the effective date of such Unit Transaction, then LTIP Unitholders shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth (10th) day after such notice from the General Partner of a Unit Transaction or (y) the third business day immediately preceding the effective date of such Unit Transaction. A Conversion Notice shall be provided in the manner provided in Section 14.5. Each LTIP Unitholder covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 7.9 shall be free and clear of all liens. Notwithstanding anything herein to the contrary, a holder of LTIP Units may deliver a Redemption Notice pursuant to Section 7.4 of the Partnership Agreement relating to those Common Partnership Units that will be issued to such holder upon conversion of such LTIP Units into Common Partnership Units in advance of the Conversion Date; provided, however, that the redemption of such Common Partnership Units by the Partnership shall in no event take place until after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a LTIP Unitholder in a position where, if he or she so wishes, the Common Partnership Units into which his or her Vested LTIP Units will be converted can be redeemed by the Partnership simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume the Partnership’s redemption obligation with respect to such Common Partnership Units under Section 7.4(b) of the Partnership Agreement by delivering to such holder REIT Common Shares rather than cash, then such holder can have such REIT Common Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Common Partnership Units. The General Partner shall cooperate with a LTIP Unitholder to coordinate the timing of the different events described in the foregoing sentence.
     (c) The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units held by a LTIP Unitholder to be converted (a “Forced Conversion”) into an equal number of Common

Partnership Units, giving effect to all adjustments (if any) made pursuant to Sections 4.3(d), 4.3(e) and 5.5; provided, however, that the Partnership may not cause a Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of such LTIP Unitholder pursuant to Section 7.9(b). In order to exercise its right of Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) in the form attached as Exhibit N to the applicable LTIP Unitholder not less than 10 nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 14.5.
     (d) A conversion of Vested LTIP Units for which the holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such LTIP Unitholder, as of which time such LTIP Unitholder shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Common Partnership Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such LTIP Unitholder, upon his or her written request, a certificate of the General Partner certifying the number of Common Partnership Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The assignee of any Limited Partner pursuant to Article IX hereof may exercise the rights of such Limited Partner pursuant to this Section 7.9 and such Limited Partner shall be bound by the exercise of such rights by the assignee.
     (e) For purposes of making future allocations under Section 5.5 and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable LTIP Unitholder that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the Common Partnership Unit Economic Balance.
     (f) If the Partnership, the General Partner or the Company shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self tender offer for all or substantially all Common Partnership Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an Adjustment Event) in each case as a result of which Common Partnership Units shall be exchanged for or converted into the right, or the holders of such Partnership Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Unit Transaction”), then the General Partner shall, immediately prior to the Unit Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Unit Transaction or that would occur in connection with the Unit Transaction if the assets of the Partnership were sold at the Unit Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the Unit Transaction (in which case the Conversion Date shall be the effective date of the Unit Transaction).
     In anticipation of such Forced Conversion and the consummation of the Unit Transaction, the Partnership shall use commercially reasonable efforts to cause each LTIP Unitholder to be afforded the right to receive in connection with such Unit Transaction in consideration for the Common Partnership Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Unit Transaction by a holder of the same number of Common Partnership Units, assuming such holder of Common Partnership Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person. In the event that holders of Common Partnership Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Unit Transaction, prior to such Unit Transaction the General Partner shall give prompt written notice to each LTIP Unitholder of such election, and shall use commercially reasonable efforts to afford the LTIP Unitholders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into Common Partnership Units in connection with such Unit Transaction. If a LTIP Unitholder fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a Common Partnership Unit would receive if such Common Partnership Unit holder failed to make such an election.
     Subject to the rights of the Partnership, the General Partner and the Company, under any Vesting Agreement and the Plan, the Partnership shall use commercially reasonable effort to cause the terms of any Unit Transaction to be consistent with the provisions of this Section 7.9(f) and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any LTIP Unitholders whose LTIP Units will not be converted into Common Partnership Units in connection with the Unit Transaction that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such Unit Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Common Partnership Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Partnership Agreement for the benefit of the LTIP Unitholders.

     7. The following Section 7.10 shall be appended to Article VII of the Partnership Agreement:
     Section 7.10 VOTING RIGHTS OF LTIP UNITS. LTIP Unitholders shall (a) have those voting rights required from time to time by applicable law, if any, (b) have the same voting rights as a holder of Common Partnership Units, with the LTIP Units voting as a single class with the Common Partnership Units and having one vote per LTIP Unit; and (c) have the additional voting rights that are expressly set forth below. So long as any LTIP Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least a majority of the LTIP Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of the Partnership Agreement applicable to LTIP Units so as to materially and adversely affect any right, privilege or voting power of the LTIP Units or the LTIP Unitholders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of the holders of Common Partnership Units; but subject, in any event, to the following provisions:
     (a) With respect to any Unit Transaction, so long as the LTIP Units are treated in accordance with Section 7.9(f) hereof, the consummation of such Unit Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such; and
     (b) Any creation or issuance of any Partnership Units or of any class or series of Partnership Interest including without limitation additional Common Partnership Units, LTIP Units or Preferred Partnership Units, whether ranking senior to, junior to, or on a parity with the LTIP Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such.
     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted into Common Partnership Units.
     8. The Partnership Agreement is amended to incorporate Exhibit M and Exhibit N as Exhibit M and Exhibit N thereto and to replace Exhibit A thereto with a revised Exhibit A to reflect the issuance of the LTIP Units from time to time.

     9. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and confirms.
     10. This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.
     11. If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

ASHFORD OP GENERAL PARTNER, LLC, a Delaware limited liability company, as General Partner of Ashford Hospitality Limited Partnership
By:
David A. Brooks, Vice President

Exhibit M
to Amendment No. 3 to Third Amended and Restated Agreement of Limited Partnership
of Ashford Hospitality Limited Partnership
NOTICE OF ELECTION BY PARTNER TO CONVERT
LTIP UNITS INTO COMMON PARTNERSHIP UNITS
     The undersigned LTIP Unitholder hereby irrevocably (i) elects to convert the number of LTIP Units in Ashford Hospitality Limited Partnership (the “Partnership”) set forth below into Common Partnership Units in accordance with the terms of the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended; and (ii) directs that any cash in lieu of Common Partnership Units that may be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of LTIP Unitholder:

(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:

Date of this Notice:

(Signature of Limited Partner: Sign Exact Name as Registered with Partnership)

(Street Address)

(City)	(State)	(Zip Code)

Signature Guaranteed by:

Exhibit M– Page 1

Exhibit N
to Amendment No. 3 to Third Amended and Restated Agreement of Limited Partnership
of Ashford Hospitality Limited Partnership
NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION
OF LTIP UNITS INTO COMMON PARTNERSHIP UNITS
     Ashford Hospitality Limited Partnership (the “Partnership”) hereby irrevocably (i) elects to cause the number of LTIP Units held by the LTIP Unitholder set forth below to be converted into Common Partnership Units in accordance with the terms of the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended

Name of LTIP Unitholder:

(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:

Date of this Notice:

Exhibit N– Page 1